SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the “Agreement”) is made as of the 17 day of June, 2008 by and among MARSHALL HOLDINGS INTERNATIONAL, INC., a Nevada corporation formerly known as “Gateway Distributors, Ltd.” (“MHII”) and CAMOFI MASTER LDC and CAMHZN MASTER LDC (collectively, “CAMOFI”).

WHEREAS, MHII, CAMOFI, and D. L. Claire Capital, Inc., a Delaware corporation, executed that certain Purchase Agreement dated as of October 31, 2007 (the “Purchase Agreement”) to which reference is hereby made and expressly incorporated herein for all purposes; and

WHEREAS, in connection with the Purchase Agreement, there were executed and delivered those certain CAMOFI 12% Secured Promissory Notes due May 1, 2008, Letter Agreement, (Fuselier) Guarantee, MHII’s Guarantee, Mortgage (Nevada), Mortgage (Utah), Security Agreement, Security Interest and Pledge Agreement, Common Stock Purchase Warrant to Purchase 424,936 Shares of Common Stock of Marshall Holdings International, Inc., and Common Stock Purchase Warrant to Purchase 1,200,063 Shares of Common Stock of Marshall Holdings International, Inc., all of which are more fully described in the Purchase Agreement, to which references are hereby made and expressly incorporated herein for all purposes (all of such documents, including the Purchase Agreement, are collectively, the “Transaction Documents”); and

WHEREAS, MHII has been unable to satisfy certain of its obligations as described in the Transaction Documents; and

WHEREAS, CAMOFI and MHII wish to settle all claims, disputes, and obligations between them arising out of or related to the Transaction Documents, including all claims asserted or that could have been asserted in the Transaction Documents, upon the terms set forth herein; and

NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.    Settlement.  In settlement of all obligations as described in the Transaction Documents, MHII shall (a) pay to CAMOFI the sum of $1,000,000 (the “Settlement Payment”) on or before 90 days from the date hereof, and (b) until such time as CAMOFI shall have notified MHII in writing that it has sold or otherwise disposed of all of the shares of MHII common stock (the “Shares”) held by it, MHII shall cooperate fully with CAMOFI and its counsel and deliver, within a reasonable time, upon the request of CAMOFI or its counsel any and all opinions of counsel, certificates, agreements, instruments and documents reasonably requested by CAMOFI or its counsel to enable CAMOFI to sell or otherwise dispose of its Shares.  MHII’s performance under this Paragraph 1 and Paragraph 2 hereof is expressly made a condition precedent to CAMOFI’s release of MHII as set forth in Paragraph 3 hereof, and the release set forth in Paragraph 3 shall not become effective until MHII shall have satisfied in full all of its obligations under Paragraphs 1 and 2.

2.    Consideration.  In addition to the Settlement Payment, as consideration for the execution of this Agreement, MHII shall, simultaneously with the execution of this Agreement pay to CAMOFI (a) the sum of $20,000 and (b) the sum of $15,000 as reimbursement for legal fees and as a management fee, the payment of which grant to MHII the right to make the Settlement Payment on or before 30 days from the date hereof.  If the Settlement Payment is not made within 30 days from the date hereof, MHII shall pay to CAMOFI an additional $20,000 before 31 days from the date hereof, the payment of which will grant to MHII the right to make the Settlement Payment on or before 60 days from the date hereof.  If the Settlement Payment is not made within 60 days from the date hereof, MHII shall pay to CAMOFI an additional $20,000 before 61 days from the date hereof, the payment of which will grant to MHII the right to make the Settlement Payment on or before 90 days from the date hereof, which extension shall be final.  Notwithstanding anything contained in this Agreement to the contrary, upon MHII’s breach of any of its obligations contained in this Agreement (x) this Agreement shall become null and void and of no further effect, (y) CAMOFI shall be entitled to retain any payments made to it by MHII in accordance with this Agreement, and (z) the Transaction Documents shall remain unchanged and in full force and effect, and CAMOFI shall be entltled to pursue any and all of its remedies hereunder.

3.    General Release of MHII.  Subject to and expressly conditioned upon the performance by MHII of all of its obligations under Paragraphs 1 and 2 hereof, at such time as CAMOFI shall have determined that MHII has fully satisfied all of its obligations under Paragraphs 1 and 2 hereof, CAMOFI, individually and for its assigns, predecessors, successors, joint venturers, heirs, executors, administrators, personal representatives, and trustees, and any other person at interest therewith, without any further action, shall be deemed to have released and forever discharged MHII, their assigns, predecessors, successors, joint venturers, heirs, executors, administrators, personal representatives, stockholders, officers, directors, employees, underwriters, attorneys, and trustees, and any other person at interest therewith, from and against any and all claims, demands, debts, interest, expenses, dues, liens, liabilities, causes of action including court costs or attorneys’ fees, or any other form of compensation, it may now own or hereafter acquire against MHII, whether statutory, in contract, in tort, either at law or in equity, including quantum meruit, as well as any other kind or character of action on account of, growing out of, relating to or concerning, whether directly or indirectly, the Transaction Documents, the transactions and occurrences described in the Transaction Documents, any other instrument, agreement or transaction, whether written or oral, in connection with the Transaction Documents, or any other transaction or occurrence of any nature whatsoever occurring before the execution of this Agreement, save only the executory provisions of this Agreement.  Upon MHII’s satisfaction in full if all of its obligations under this Agreement MHII will have no further obligation with respect to any of the Transaction Documents, and the Transaction Documents shall have no further force or effect.  Notwithstanding anything contained in this Agreement to the contrary, upon MHII’s breach of any of its obligations contained in this Agreement (a) this Agreement shall become null and void and of no further effect, (b) CAMOFI shall be entitled to retain any payments made to it by MHII in accordance with this Agreement, and (c) the Transaction Documents shall remain unchanged and in full force and effect, and CAMOFI shall be entltled to pursue any and all of its remedies hereunder.

4.           Acknowledgment by CAMOFI.  Upon MHII’s satisfaction in full if all of its obligations under this Agreement, CAMOFI, without any further action, shall be deemed to have acknowledged and agreed that the release and discharge set forth above shall be a general release.  It is understood and agreed to by the parties that this Agreement is a compromise of all obligations of MHII in connection with the Transaction Documents.  CAMOFI further acknowledges that the general release set forth herein above is given voluntarily, based solely upon the judgment of CAMOFI formed after consultation with its attorney, and is not based upon any representations or statements of any kind or nature whatsoever made by or on behalf of MHII as to the liability, if any, of MHII, or the value of the Transaction Documents or any other matter relating thereto.  Additionally, CAMOFI expressly states and acknowledges that no promise, agreement, or representation, other than those expressed herein, have been made by MHII to CAMOFI or its attorney in order to induce the execution of this Agreement.

5.           General Release of CAMOFI.  As a result of the mutual covenants and considerations contained herein, MHII, individually and for its assigns, predecessors, successors, joint venturers, heirs, executors, administrators, personal representatives, stockholders, officers, directors employees, underwriters, attorneys, and trustees, and any other person at interest therewith, hereby releases and forever discharges CAMOFI, its partners, employees, assigns, predecessors, successors, joint venturers, heirs, executors, administrators, personal representatives, and trustees, and any other person at interest therewith, from and against any and all claims, demands, debts, interest, expenses, dues, liens, liabilities, causes of action including court costs or attorneys’ fees, or any other form of compensation, they may now own or hereafter acquire against CAMOFI, whether statutory, in contract, in tort, either at law or in equity, including quantum meruit, as well as any other kind or character of action on account of, growing out of, relating to or concerning, whether directly or indirectly, the Transaction Documents, the transactions and occurrences described in the Transaction Documents, any other instrument, agreement or transaction, whether written or oral, in connection with the Transaction Documents, or any other transaction or occurrence of any nature whatsoever occurring before the execution of this Agreement, save only the executory provisions of this Agreement.

6.           Acknowledgment by MHII.  MHII acknowledges and agrees that the release and discharge set forth above is a general release.  It is understood and agreed to by the parties that this Agreement is a compromise of all obligations of MHII in connection with the Transaction Documents.  MHII further acknowledges that the general release set forth herein above is given voluntarily, based solely upon the judgment of MHII formed after consultation with their attorney, and is not based upon any representations or statements of any kind or nature whatsoever made by or on behalf of CAMOFI as to the liability, if any, of MHII, or the value of the Transaction Documents or any other matter relating thereto.  Additionally, MHII expressly states and acknowledges that no promise, agreement, or representation, other than those expressed herein, have been made by CAMOFI to MHII or their attorney in order to induce the execution of this Agreement.

7.           No Litigation.  Upon MHII’s satisfaction in full if all of its obligations under this Agreement, the parties covenant, agree, and promise that they shall not hereafter commence any type of civil action or assert any defenses, counterclaims, or setoffs against each other arising out of or related to all claims, counterclaims, crossclaims, and third-party claims, asserted or that could have been asserted, in the Transaction Documents.

8.           Law Governing.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the Transaction Documents and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.  Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

9.           Confidentiality.  The terms of this Agreement shall be kept confidential by the parties and not disclosed to any third parties or the public except as necessary for the specific enforcement of the terms of this Agreement, filings with the United States Securities and Exchange Commission or registration statements filed by MHII, valid business, tax, or other legitimate reasons or needs, or as otherwise directed or required by court order.

10.           No Assignment or Subrogation.  All parties to this Agreement warrant and represent that, as of the date of the execution of this Agreement, no claim addressed by this Agreement has been assigned or transferred, expressly or implied by operation of law to any other person or party and no person or party is subrogated to the rights of the parties herein and that all claims released herein are owned exclusively by the parties releasing said claims with the sole authority to release them.

11.           Notices.  Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, faxed, or sent by overnight courier service or United States mail, if to MHII to Marshall Holdings International, Inc., 2750 West Brooks Avenue, Suite 103, North Las Vegas, Nevada 89032, to the attention of Mr. Richard A. Bailey, Chief Executive Officer, facsimile (702) 312-3590, and by email rab@rightsolution.com; and if to CAMOFI, addressed to CAMOFI MASTER LDC, c/o Centrecourt Asset Management, LLC, 350 Madison Avenue, New York, New York 10017, to the attention of Michael Loew, Esq., General Counsel, facsimile (646) 758-6751, and by email mloew@centrecourtam.com.  Any notice given pursuant to this section shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a business day before 4:00 p.m. at the place of receipt or, if not, on the next succeeding business day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by United States mail, four business days after depositing in the United States mail, with postage prepaid and properly addressed.  Any party hereto may change the address or fax number at which it is to receive notices hereunder by notice to the other party in writing in the foregoing manner.

12.           Headings.  Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

13.           Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

14.           Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.  In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.  This Agreement is and shall be deemed jointly drafted and written by all the parties and shall not be construed or interpreted for or against any party, including the party originating or preparing it.

15.           Waiver.  No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

16.           Cumulative Rights.  The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

17.           Benefit.  The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives, successors, and assigns.

18.           Multiple Counterparts.  This Agreement may be executed in multiple counterparts which upon execution by all parties shall in the aggregate comprise a single executed document.

19.           Attorneys’ Fees.  All parties shall bear their own attorneys’ fees and expenses arising out of or in connection with this Agreement and/or any related matters and documents.

20.           Entire Agreement.  This Agreement is entered for the purpose of achieving a full settlement of all claims between and among the parties described herein, subject to the conditions described herein.  This Agreement represents the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior negotiations or agreements between them regarding the matters set forth herein and may not be altered, amended, or modified in any respect, except by a writing duly executed by the party to be charged with such change.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

MARSHALL HOLDINGS INTERNATIONAL, INC.

By
Richard A. Bailey, Chief Executive Officer

CAMOFI MASTER LDC

By
[NAME], ______________

CAMHZN MASTER LDC

By
[NAME], ______________

By
[NAME], ______________